Exhibit 4.2

XXX INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA XXX BENEFICIENTCLASS B COMMON STOCK, $0.001 PAR VALUE XXXXXXXXXXXXXXXPresident Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common UNIF TRANSFERS MIN ACT-................Custodian ............. (Gust) (Minor) TENENT - as tenants by the entireties under Uniform Transfers to Minors Act...................................................... JT TEN - as joint tenants with right of (State) survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list For value received hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFY/NG NUMBER OFASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE) Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer to the said Shares on the books of the within named Corporation with full power of substitution in the premises. Dated ——————- THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, OR AN EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS OF ANY APPLICABLE STATE SECURITIES LAWS.